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[LOGO]  GILBERT LAUSTSEN JUNG
        ASSOCIATES LTD.   Petroleum Consultants
        4100, 400 - 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2
                                            (403) 266-9500    Fax (403) 262-1855


                                LETTER OF CONSENT



TO: Suncor Energy Inc.
    The Securities and Exchange Commission
    The Securities Regulatory Authorities of each Province of Canada


                             RE: SUNCOR ENERGY INC.

We refer to the following reports prepared by Gilbert Laustsen Jung Associates
Ltd.:

- the letter reports dated January 16, 2002, as to the synthetic crude oil reserves effective December 31, 2001 associated with the Suncor Energy Inc. oil sands mining operations located near Fort McMurray, Alberta;

- the Reserve Determination and Evaluation of the Canadian Oil and Gas Properties of Suncor Energy Inc. Natural Gas effective December 31, 2001, dated January 28, 2002;

- the Suncor Energy Inc. Natural Gas Constant Price Analysis effective December 31, 2001, dated January 29, 2002;

- the letter report dated January 22, 2002, as to the Firebag SAGD Project Approval Area Probable Nonproducing Reserves and Economic Analysis, effective December 31, 2001.

We hereby consent to the use of our name, reference to and excerpts from the said reports by Suncor Energy Inc. in its Annual Information Form for the 2001 fiscal year (AIF), and to the incorporation by reference of the AIF in the annual report of Suncor Energy Inc. on Form 40-F and the registration statement on Form F-10 No. 333-14242.

We have read the AIF and have no reason to believe that there are any misrepresentations in the information contained in it that is derived from our Reports or that are within our knowledge as a result of the services which we performed in connection with the preparation of the Reports.

                                         Yours very truly,

                                         GILBERT LAUSTSEN JUNG
                                         ASSOCIATES LTD.

                                         ORIGINALLY SIGNED BY

                                         Wayne W. Chow, P. Eng.
                                         Vice-President

Calgary, Alberta
Date: March 12, 2002